Exhibit 99.1

LKQ Corporation Acquires Northeast Aftermarket Businesses

CHICAGO, Jan. 3 /PRNewswire-FirstCall/ —LKQ Corporation (Nasdaq: LKQX) today announced that it acquired on December 31, 2005 Fit-Rite Body Parts and its affiliated companies that include Accu-Parts, B & D Automotive International, Pennsylvania Collision Parts and Fit Master Body Parts. Fit- Rite operates in the aftermarket collision automotive replacement parts business.

Fit-Rite has approximately 200 employees and seven warehouses that serve markets in northern New Jersey, New York City and Albany, NY, Pittsburgh and the state of Connecticut. Fit-Rite’s revenue for the first ten months of 2005 was approximately $39.6 million. We paid approximately $37.0 million in cash, notes and certain assumed liabilities for these businesses. We are obligated to pay the sellers up to an additional $9.0 million of contingent payments based on the achievement of certain financial results of our aftermarket business over the next thirty months.

“This is a significant acquisition for us that expands our aftermarket business into new and important geographic market areas,” said Joe Holsten, LKQ’s President and Chief Executive Officer. “These businesses have strong market positions and the resources to further expand into some of the most heavily populated areas of the country.”

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of recycled light vehicle OEM products and related services and the second largest nationwide provider of aftermarket collision replacement products. LKQ operates over 100 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles.

Forward Looking Statements

The statements in this press release that are not historical are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors. These factors include:

•                  the availability and cost of inventory;

•                  pricing of new OEM replacement parts;

•                  variations in vehicle accident rates;

•                  changes in state or federal laws or regulations affecting our business;

•                  fluctuations in fuel prices;

•                  changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•                  changes in the types of replacement parts that insurance carriers will accept in the repair process;

•                  the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•                  declines in asset values;

•                  uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;

•                  uncertainty as to our future profitability;

•                  increasing competition in the automotive parts industry;

•                  our ability to increase or maintain revenue and profitability at our facilities;

•                  uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•                  our ability to operate within the limitations imposed by financing arrangements;

•                  our ability to obtain financing on acceptable terms to finance our growth;

•                  our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;

•                  our ability to develop and implement the operational and financial systems needed to manage our growing operations; and

•                  other risks that are described in our Form 10-K filed March 8, 2005 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

CONTACT:
LKQ Corporation
Mark T. Spears
Executive Vice President and Chief Financial Officer
312-621-1950
irinfo@lkqcorp.com
SOURCE LKQ Corporation

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding LKQ Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors. These factors include those described in our filings with the Securities and Exchange Commission.